Exhibit 4.6(xv)

Portions of this exhibit have been omitted in accordance with Form 20-F’s Instructions as to Exhibits.

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED.

PURCHASE AND SALE CONTRACT

Contract No.: JZWIPO-202412180208001

Date of Signing: December 18, 2024

Place of Signing: Shanghai

Purchaser (Party A): WIPO (Shanghai) New Energy Technology Co., Ltd.

Seller (Party B): Jiaozuo WIPO New Energy Technology Co., Ltd.

Pursuant to full negotiation between Party A and Party B, the Parties have unanimously agreed to enter into the following product terms, to be jointly observed by both Parties.

Article 1 — Purchase and Sale Details

Item Name	Model	Quantity (pcs)	Unit Price (RMB)	Amount (RMB, tax-inclusive)
Wireless Charging Module	CG50K-450-1	80	[REDACTED] Price Confidential Treatment Requested	[REDACTED] Price Confidential Treatment Requested
Tax Rate	Tax Amount (RMB)		Amount (RMB, tax-exclusive)
13%	[REDACTED] Price Confidential Treatment Requested		[REDACTED] Price Confidential Treatment Requested

Total: RMB [REDACTED] (In words: RMB [REDACTED])

Article 2 — Delivery Requirements

No.	Item	Requirement
1	Shipment	The goods shall be shipped as required by Party A.
2	Shipping Address and Contact Person	As required by Party A.
3	Transportation Method	Arranged by Party A.
4	Warranty and After-Sales Service	1. Hardware products shall be covered by a three (3)-month replacement warranty and a one (1)-year repair warranty; repairs after one (1) year shall be subject to spare parts charges. 2. Acceptance inspection shall be completed within ten (10) working days after receipt of the goods, and a special VAT invoice shall be issued based on the qualified quantity stated in the acceptance form.

Article 3 — Settlement and Payment of Purchase Price

Item	Details
Account Name	Jiaozuo WIPO New Energy Technology Co., Ltd.
Bank	Industrial Bank Co., Ltd., Shanghai Shizhong Sub-branch
Account No.	216370100100184905
Payment Date	The full purchase price shall be paid within fifteen (15) working days after execution of this Contract.
Settlement Method	Wired Transfer

Article 4 — Price

The prices under this Contract are tax-inclusive.

Article 5 — Miscellaneous

5.1 Matters not covered herein shall be handled through a separate supplementary agreement between the Parties.

5.2 This Contract is executed in two (2) copies, and shall become effective upon signature and seal by both Parties. Faxed copies are valid.

Signature Page

Party A (Purchaser)	Party B (Seller)
WIPO (Shanghai) New Energy Technology Co., Ltd.	Jiaozuo WIPO New Energy Technology Co., Ltd.
Authorized Representative:	Authorized Representative:
Tel:	Tel:
Fax:	Fax:
Date: December 18, 2024	Date: December 18, 2024
Address: 17F, Hongyun Building, No. 501 Wuning Road, Putuo District, Shanghai	Address: B2-145, Geographic Information Industrial Park, No. 16 Taihang West Road, Jiefang District, Jiaozuo City, Henan Province